mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Investor Presentation Second Quarter – 2025 Main St et Capital Corporation NYSE: IN mainstc ital.com Filed pursuant to Rule 433 Issuer Free Writing Prospectus dated August 8, 2025 Related to the Registration Statement No. 333-285405

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of August 8, 2025, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward- Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the U.S. Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation Corporate Overview and Investment Strategy 2nd Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms (1) Capital under management includes undrawn portion of debt capital and uncalled equity capital commitments as of June 30, 2025 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $8.4 billion in capital under management(1) – Over $6.5 billion internally at MAIN(1) – Approximately $1.9 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Provides one-stop financing solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned or being acquired by a private equity fund (Private Loans) • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • First lien, senior secured debt investments • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 Long-term focus on delivering our shareholders sustainable growth in net asset value and recurring dividends per share Consistent cash dividend yield – dividends paid monthly • MAIN has never decreased its monthly dividend rate • 132% increase in monthly dividends from $0.33 per share paid in Q4 2007(1) to declared dividends of $0.765 per share for Q4 2025 • Supplemental dividends, paid or declared, in addition to monthly dividends, of $1.20 per share during the last twelve months(2) Owns two Small Business Investment Company (SBIC) Funds • Main Street Mezzanine Fund (2002 vintage) and Main Street Capital III (2016 vintage) • Provides access to 10-year, low cost, fixed rate U.S. government- backed leverage Strong capitalization and liquidity position – stable, long-term debt and significant available liquidity to take advantage of opportunities • Favorable opportunities in capital markets through issuer investment grade ratings of BBB-/Stable from both Fitch Ratings and Standard & Poor’s Global Ratings • Total SBIC debentures regulatory financing capacity of $350.0 million, the maximum amount permitted under current U.S. Small Business Administration (SBA) regulations MAIN is a Principal Investor in Private Debt and Equity MAIN’s unique investment strategy, efficient operating structure and conservative capitalization are designed to provide sustainable, long-term growth in recurring monthly dividends, meaningful quarterly supplemental dividends and long-term capital appreciation to our shareholders (1) MAIN’s Initial Public Offering, or IPO, occurred in October 2007 (2) Includes dividends paid or declared as of August 8, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 MAIN is a Principal Investor in Private Debt and Equity Equity investments in LMM portfolio provide the opportunity to grow net asset value (NAV) per share and generate recurring dividend income and periodic realized gains to support MAIN’s dividend growth • NAV growth of $19.45 per share (or 151%) since 2007 • Cumulative net realized gains from LMM portfolio investments of $175.9 million since MAIN’s initial public offering(1) • Approximately $6.32 per share in cumulative, pre-tax net unrealized appreciation on LMM portfolio as of June 30, 2025 • Realized gains provide opportunities for additional returns in excess of net investment income (NII) Internally managed operating structure provides significant operating leverage • Favorable ratio of total expenses, excluding interest expense, to average total assets of approximately 1.3%(2) • Greater portion of gross portfolio returns are delivered to our shareholders • Attractive and growing Asset Management Business benefits MAIN’s shareholders • Significant positive impact to NII • Alignment of interests between MAIN management and our shareholders Focus on LMM equity investments and efficient operating structure differentiates MAIN and provides opportunity for significant total returns for our shareholders (1) MAIN’s Initial Public Offering, or IPO, occurred in October 2007 (2) Based upon the trailing twelve-month period ended June 30, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 MAIN Strategy Produces Differentiated Returns Enhanced Value Proposition - Three Ways to Win are Better Than One 1. Sustain and Grow Dividends • Efficient operating structure provides operating leverage to grow Distributable Net Investment Income (DNII)(1), and dividends paid, as investment portfolio and total investment income grow • 132% increase in monthly dividends from $0.33 per share paid in Q4 2007(2) to declared dividends of $0.765 per share for Q4 2025 • Never decreased regular monthly dividends (including through 2008/2009 recession and 2020/2021 COVID-19 pandemic) • Paid or declared $46.855(3) per share in total dividends since IPO(2) at $15.00 per share ($39.315(3) per share in regular dividends and $7.54(3) per share in supplemental dividends) • Multi-faceted investment strategy supports growth of dividends over various cycles and markets 2. Meaningfully Grow Net Asset Value (NAV) Per Share • $12.85 as of December 31, 2007(2) to $32.30 as of June 30, 2025 – 151% growth; CAGR of 5.4% • Represents incremental economic return to investors beyond dividends • MAIN’s debt-focused peers (which comprises most BDCs) have not been able to generate NAV per share growth through the cycles • Unrealized appreciation is a good proxy for future dividend growth without the need for additional capital through growing portfolio dividend income and periodic harvesting of realized gains from equity investments • Ability to grow NAV per share provides opportunity for MAIN share price appreciation and additional shareholder returns 3. Supplement Growth in DNII(1) with Periodic Realized Gains • LMM equity component of investment strategy provides opportunity for meaningful realized gains (analogous to PIK income on debt investments from cash flow perspective, but more tax efficient and without cap on upside) • Realized gains validate the quality of MAIN’s unrealized appreciation on its LMM equity investments • Realized gains can be retained for future reinvestment due to MAIN’s unique tax structure or paid to shareholders as dividends (1) See reconciliation of DNII per share to NII per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) MAIN's Initial Public Offering, or IPO, occurred in October 2007 (3) Includes dividends paid or declared as of August 8, 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 (1) See reconciliation of DNII per share to NII per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) DNII for 2023, 2024 and the first quarter of 2025 has been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within a single disclosure of the total income tax provision; this correction was determined to be immaterial to all prior periods and had no impact on net increases in or net assets resulting from operations (i.e., net income) or the related per share amounts (3) Includes dividends paid or declared as of August 8, 2025 Historical Monthly Dividends, NAV and DNII(1)(2) Per Share MAIN’s unique focus on LMM equity investments provides the opportunity for significant NAV per share growth MAIN’s efficient operating structure provides significant operating leverage, greater dividends and greater overall returns for our shareholders • In addition to the monthly dividends above, $7.54 per share of supplemental dividends have been paid or declared since 2007 IPO(3) • Annual return on equity averaging 14.4% from 2010 through the second quarter of 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 (1) Weighted-average cash coupon is calculated using the applicable cash interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; excludes amortization of deferred debt origination fees and accretion of original issue discount, any fees payable upon repayment of the debt investment and any debt investments on non-accrual status LMM Investment Strategy Investment Objectives • Attractive cash yield from secured debt investments (12.5%(1) weighted-average cash coupon as of June 30, 2025); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one-stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN’s perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN’s permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long- term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies

MAIN ST
CAPITAL CORPORATION

LMM Investment Opportunity

MAIN targets LMM investments in established, profitable companies

Characteristics of LMM provide beneficial risk-reward investment opportunities

Large and critical portion of U.S. economy
- 245,000+ domestic LMM businesses[1]

LMM is under-served from a capital perspective and less competitive

Inefficient asset class generates pricing inefficiencies
- Typical entry enterprise values between 4.5x – 7.0x EBITDA
- Typical entry leverage multiples between 2.0x – 4.0x EBITDA to MAIN debt investment

Partner relationship with the management teams of our portfolio companies vs a "commoditized vendor of capital"

(1) Source: U.S. Census 2022 – U.S. Data Table by Enterprise Receipt Size; 2022 County Business Patterns and Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 11 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN’s monthly dividend Investment Characteristics • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Proprietary investments primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.5 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 11.4%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity fund (1) This calculation excludes six Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 40

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 12 Asset Management Business MAIN(1) is the investment adviser to several third-party clients in the AMB MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC focused on MAIN’s Private Loan investment strategy(2) • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.5% of total assets(2) – Incentive fees – 17.5% of net investment income above a hurdle rate with a 50% / 50% “catch-up” provision and 17.5% of net realized capital gains(2) • MSIF is solely focused on co-investments with MAIN in the Private Loan investment strategy for investments in new portfolio companies; will continue to participate in follow-on investments in its existing portfolio companies MAIN(1) is the investment adviser and administrator to two private funds, each of which is solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the intangible value of the MAIN franchise • Significant positive impact on MAIN’s financial results – $8.7 million contribution to net investment income in the second quarter of 2025(3) – $16.6 million contribution to net investment income in the six months ended June 30, 2025(3) – $34.3 million contribution to net investment income in the year ended December 31, 2024(3) – $243.1 million of cumulative unrealized appreciation as of June 30, 2025 MAIN’s Asset Management Business (AMB) represents additional income diversification and the opportunity for greater shareholder returns MAIN(1) is focused on growing its AMB MAIN’s internally managed operating structure provides MAIN’s shareholders the benefits of the AMB Growth of the AMB is expected to be primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (2) In January 2025, MSIF completed a listing and follow-on equity offering of its shares of common stock; see Note D — External Investment Manager of MAIN’s Form 10-Q for the quarterly period ended June 30, 2025 for additional details (3) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 13 MAIN Regulatory Framework Operates as a Business Development Company • Regulated by the SEC - 1940 Act • Publicly traded, private investment company Regulated Investment Company (RIC) tax structure • Eliminates corporate level income tax • Efficient tax structure providing high yield to investors • Passes through qualified dividends and capital gains to investors Small Business Investment Company (SBIC) subsidiaries • Regulated by the SBA • Access to low cost, fixed rate, long-term leverage guaranteed by the U.S. government • Total SBIC debenture regulatory financing capacity of $350.0 million • Total outstanding leverage of $350.0 million through two wholly- owned SBIC funds • MAIN is a previous SBIC of the Year Award recipient Highly regulated structure provides significant advantages and protections to our shareholders, including investment transparency, tax efficiency and beneficial leverage

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 14 (1) The defined term and additional details for the Credit Facilities are included on page 40 (2) As of June 30, 2025, MAIN’s Credit Facilities had $1.7 billion in total commitments with accordion features which could increase total commitments up to $2.5 billion (3) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes MAIN Corporate Structure – Internally Managed “Internally managed” structure means no external management fees or expenses are paid, providing operating leverage to MAIN’s business; MAIN targets total operating and administrative expenses at or less than 2% of assets Main Street Capital Corporation (BDC/RIC) Assets: ~$4.7 billion Credit Facilities: $477 million (~$1.7 billion capacity)(1)(2) Notes: $1.4 billion(3) Main Street Mezzanine Fund, LP (2002 vintage SBIC) Assets: ~$279 million SBIC Debt: $175 million outstanding Main Street Capital III, LP (2016 vintage SBIC) Assets: ~$288 million SBIC Debt: $175 million outstanding

MAIN ST CAPITAL CORPORATION

MAIN Executive Management Team

Dwayne Hyzak[(1)(2)]
CEO

- Co-founded MAIN in 2002; affiliated with Main Street group since 1999
- Director of Acquisitions & Integration with Quanta Services (NYSE: PWR)
- Manager with a Big 5 Accounting Firm's audit and transaction services groups

David Magdol[(1)(2)]
President and CIO[(3)]

- Co-founded MAIN in 2002
- Vice President in Lazard Freres Investment Banking Division
- Vice President of McMullen Group (John J. McMullen's Family Office)

Jesse Morris[(1)]
EVP, COO[(4)] and Senior Managing Director

- Joined MAIN in 2019
- Executive Vice President with Quanta Services (NYSE: PWR)
- Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY)
- Manager with a Big 5 Accounting Firm

Jason Beauvais, JD[(1)]
EVP, GC[(5)] and Secretary

- Joined MAIN in 2008
- Attorney for Occidental Petroleum Corporation (NYSE: OXY)
- Associate in the corporate and securities section at Baker Botts LLP

Ryan Nelson
CFO

- Joined MAIN in 2022
- Vice President and Chief Accounting Officer with Conn's, Inc.
- Director of Operations Accounting with EnLink Midstream Partners
- Senior Associate with a Big 4 Accounting Firm

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee; Vince Foster, MAIN's Chairman of the Board, is a non-employee member of MAIN's Investment Committee
(3) Chief Investment Officer
(4) Chief Operating Officer
(5) General Counsel

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 16 (1) Initial Public Offering, or IPO, in October 2007 (2) As of and based upon the closing market price on August 6, 2025 of $64.15 per share and the annualized most recently declared monthly dividends (3) As of and based upon the closing market price on August 6, 2025 of $64.15 per share and the annualized most recently declared monthly dividends and supplemental dividend (4) Based upon dividends which have been paid or declared as of August 8, 2025 Monthly Dividends Per Share – Sustainable Growth Trailing Twelve Months Monthly Dividends Per Share Recurring monthly dividend has never been decreased and has grown meaningfully (132%) since IPO(1) Based upon the most recently declared monthly dividends, the annual effective yield on MAIN’s stock is 4.8%(2) MAIN has also paid or declared supplemental dividends of $7.54(4) per share since IPO(1) Based upon the most recently declared monthly dividends and supplemental dividend, the annual effective yield on MAIN’s stock is 6.6%(3) Cumulative dividends paid or declared, including supplemental dividends, since IPO(1) (at $15.00 per share) through fourth quarter of 2025 equal $46.855 per share(4)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 17 Total Dividends per Share – Significant Incremental Value to Shareholders MAIN’s dividend policy includes an expectation for: – Consistent annual growth of its monthly dividends and meaningful coverage of such monthly dividends with recurring DNII(3) – Meaningful supplemental dividends to the extent DNII(3) significantly exceeds the monthly dividends or as necessary to manage MAIN’s spillover taxable income as a result of DNII(3) in excess of dividends paid and periodic realized gains MAIN’s dividend policy is intended to provide MAIN’s shareholders significant comfort regarding the recurring nature of MAIN’s monthly dividends and visibility to additional significant value through MAIN’s supplemental dividends (1) Includes monthly dividends which have been paid or are payable on or before September 30, 2025; in August 2025, we also declared regular monthly dividends of $0.765 per share to be paid in Q4 2025 (2) Includes supplemental dividends which have been declared as of August 8, 2025 (3) See reconciliation of DNII per share to NII per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation Trailing Twelve Months Total Dividends Per Share

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 18 Main Street Capital Corporation Investment Portfolio 2nd Quarter – 2025

MAIN ST
CAPITAL CORPORATION

Total Investment Portfolio

Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends

Includes complementary LMM debt and equity investments and Private Loan debt investments

Total investment portfolio at fair value consists of approximately 52% LMM / 38% Private Loan / 2% Middle Market[(1)] / 8% other[(2)] investments

Highly Diversified investment portfolio

- 187 LMM, Private Loan and Middle Market[(1)] portfolio companies
- Average investment size of $22.4 million[(3)(4)]
- Largest individual portfolio companies represent 3.9%[(5)] of total investment income and 3.7%[(4)] of total portfolio fair value (with most individual portfolio companies representing less than 1% of income and fair value)
- Investments on non-accrual status represent 2.1% of the total investment portfolio at fair value and 5.0% at cost
- Weighted-average effective yield of 12.0%[(6)]

Also diversified across all key investment characteristics

- Issuer
- Industry
- Transaction type
- Geography
- End markets
- Vintage

(1) Middle Market investments as defined in MAIN's SEC filings; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold
(2) Includes the Other Portfolio, as defined in MAIN's SEC filings, and the External Investment Manager
(3) As of June 30, 2025; based on cost
(4) The average investment size statistic excludes the Other Portfolio, as defined in MAIN's SEC filings, and the External Investment Manager; the largest individual portfolio company at fair value statistic excludes the External Investment Manager, which represents 5.4% of total investment portfolio fair value as of June 30, 2025
(5) Based upon total investment income for the trailing twelve-month period ended June 30, 2025
(6) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 20 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

MAIN ST
CAPITAL CORPORATION

Diversified Total Portfolio (as a Percentage of Cost)[(1)]

Invested Capital by Transaction Type



LBO/MBO[(2)]
31%
19%
3%
47%
Acquisition
Growth Capital
Recapitalization/
Refinancing

Invested Capital by Geography[(3)]



25%
23%
21%
20%
11%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

(2) Leveraged Buyout / Management Buyout

(3) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 3% of the total investment portfolio at cost

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 LMM Investment Portfolio 88 portfolio companies / $2.7 billion in fair value • 52% of total investment portfolio at fair value Debt yielding 12.8%(1) (70% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 75% of debt investments earn fixed-rate interest • Approximately 755 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing a 38% average ownership position (30% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 61% of LMM portfolio companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $563.9 million, or $6.32 per share, of cumulative pre-tax net unrealized appreciation as of June 30, 2025 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM portfolio companies that (a) MAIN has a direct equity investment in and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve-month period ended June 30, 2025

MAIN ST CAPITAL CORPORATION

LMM Investment Portfolio

LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

MAIN's long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation

Median LMM portfolio credit statistics(1):

- Senior leverage of 2.7x EBITDA through MAIN's debt position
- 2.9x EBITDA to senior interest coverage
- Total leverage of 2.7x EBITDA including debt junior in priority to MAIN
- Free cash flow deleveraging improves credit metrics and increases equity appreciation

Average investment size of $30.3 million at fair value or $23.9 million on a cost basis (less than 1% of total investment portfolio)

Opportunistic, selective posture toward new investment activity over the economic cycle

High quality, seasoned LMM portfolio

- MAIN has been invested in 30% (26 different companies) of its LMM portfolio companies for greater than 10 years (representing 13% of total cost basis and 19% of total fair value)
- Total LMM investment portfolio at fair value equals 127% of cost
- Equity component of LMM portfolio at fair value equals 197% of cost
- Majority of LMM portfolio companies have deleveraged and have experienced equity appreciation
  - 55 LMM portfolio companies with unrealized appreciation on equity investments
  - Cumulative pre-tax net unrealized appreciation on LMM equity investments of $608.6 million

(1) These credit statistics exclude portfolio companies on non-accrual status and five companies for which EBITDA is not a meaningful metric

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 LMM Portfolio by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 Diversified LMM Portfolio (as a Percentage of Cost) Invested Capital by Geography(2) 24% 26% 28% 12% 10% Invested Capital by Transaction Type (1) Leveraged Buyout / Management Buyout (2) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 2% of the total LMM investment portfolio at cost 9% 26% 62% 3% LBO/MBO(1) Recapitalization/ Refinancing Growth Capital Acquisition

LMM Portfolio Attributes Reflect Investment Strategy

High yielding secured debt investments coupled with significant equity participation = Attractive risk-adjusted returns

Weighted-Average Effective Yield on Debt Investments = 12.8%(1)

Average Fully Diluted Equity Ownership = 38%

Security Position on Debt Investments as a % of Cost


1st Lien
2nd Lien/ Other
1%
99%

Fully Diluted Equity Ownership %(2)


> 50.0%
1.0% - 24.9%
32%
34%
34%
25.0% - 50.0%

(1) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

(2) Percentages calculated based upon the number of LMM portfolio companies in each ownership category

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Term and Total Interest Coupon of Existing LMM Debt Investments

MAIN ST CAPITAL CORPORATION

Original Term[(1)]



< 5 years
> 5 years
1%
1%
98%
5 years

Total Interest Coupon[(2)]



14% Current Interest
15% Current Interest
13% Current Interest
Floating Interest Rate (Wtd. Avg. of 12.6%)(3)
2%
11%
37%
26%
<10% Current Interest
2%
4%
1%
17%
10% Current Interest
11% Current Interest
12% Current Interest

Debt Investments generally have a 5-Year Original Term[(1)] and ~2.8 Year Weighted-Average Remaining Duration; Weighted-Average Effective Yield of 12.8%[(4)] on LMM Debt Portfolio

(1) Original terms can be extended if the portfolio company's objectives and performance align with MAIN's long-term to permanent holding period expectations, often providing significant growth and longer tenure to MAIN's debt investments

(2) Interest coupon excludes amortization of deferred upfront fees, original issue discount, exit fees and any debt investments on non-accrual status

(3) Floating interest rates generally include contractual minimum "floor" rates; interest rate of 12.6% is based on weighted-average principal balance of floating rate debt investments as of June 30, 2025

(4) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 27

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 28 Private Loan Investment Portfolio 87 investments / $1.9 billion in fair value • 38% of total investment portfolio at fair value Average investment size of $22.5 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(1) of Private Loan portfolio is secured debt • Over 99%(1) of Private Loan debt portfolio is first lien term debt Debt yielding 11.4%(2) • 97%(1) of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate Credit Facilities(4) • Over 500 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(4) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) As of June 30, 2025; based on cost (2) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (4) The defined term and additional details for the Credit Facilities are included on page 40

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Private Loan Portfolio by Industry (as a Percentage of Cost)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Diversified Private Loan Portfolio (as a Percentage of Cost) Invested Capital by Transaction Type Invested Capital by Geography(2) 29% 18% 13% 10% 30% (1) Leveraged Buyout / Management Buyout (2) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represents approximately 4% of the Private Loan investment portfolio at cost 30% 36% 32% 2% LBO/MBO(1) Acquisition Growth Capital Recapitalization / Refinancing

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 31 Main Street Capital Corporation Financial Overview 2nd Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 (1) See reconciliation of DNII to NII on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) DNII for 2023, 2024 and the first quarter of 2025 necessary to present the year-to-date 2025 amount has been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within a single disclosure of the total income tax provision; this correction was determined to be immaterial to all prior periods and had no impact on net increases in or net assets resulting from operations (i.e., net income) or the related per share amounts (3) Reflects year-to-date June 30, 2025 performance compared to year-to-date June 30, 2024 performance (4) Six months ended June 30, 2025 $222.6 $289.0 $376.9 $500.4 $541.0 $281.0 2020 2021 2022 2023 2024 YTD 2025 $0.0 $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 $480.0 $520.0 $560.0 $149.6 $194.7 $257.5 $348.5 $361.3 $185.3 2020 2021 2022 2023 2024 YTD 2025 $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $250.0 $275.0 $300.0 $325.0 $350.0 $375.0 $400.0 MAIN Financial Performance Total Investment Income ($ in millions) Distributable Net Investment Income(1)(2) ($ in millions) Year over Year Change Year over Year Change 30% 30% 32%30% 4%8% 35%7% 3%33% (4) (4) (3) (3)

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 33 MAIN has consistently grown portfolio investments and DNII(1) per share over its long-term history Long-Term Portfolio and DNII(1)(2) Per Share Growth (1) See reconciliation of DNII per share to NII per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation (2) DNII for 2023, 2024 and the first quarter of 2025 necessary to present the amount for the trailing twelve-month period ended June 30, 2025, has been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within a single disclosure of the total income tax provision; this correction was determined to be immaterial to all prior periods and had no impact on net increases in or net assets resulting from operations (i.e., net income) or the related per share amounts (3) Based on fair value at the end of the period (4) DNII per share for the trailing twelve-month period ended June 30, 2025

Efficient and Leverageable Operating Structure

MAIN's internally managed operating structure provides significant operating leverage and greater returns for our shareholders

"Internally managed" structure means no external management fees or expenses are paid

Alignment of interest between management and investors

- Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises
- 100% of MAIN's management efforts and activities are for the benefit of MAIN investors

MAIN targets total operating expenses[(1)] as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2%

- Long-term actual results have significantly outperformed target
- An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%[(2)]

Significant portion of total operating expenses[(1)] are non-cash

- Non-cash compensation expenses[(3)] were 32.6%[(2)] of total operating expenses[(1)]
- Operating Expense to Assets Ratio of 0.9%[(2)] excluding non-cash compensation expenses[(3)]

(1) Total expenses excluding interest expense
(2) Based upon the trailing twelve-month period ended June 30, 2025
(3) See calculation of non-cash compensation expenses on page 36 and Non-GAAP Information disclosures on page 46 of this presentation

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 34

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses(1) as a Percentage of Total Assets
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN(2)
MAIN Excl. Non-cash Comp Exp (3)(4)
Other BDCs (5)(6)
Other BDCs Excl. Non-cash Comp Exp (5)(7)
Commercial Banks(8)

(1) Total expenses excluding interest expense
(2) Based upon the trailing twelve-month period ended June 30, 2025
(3) Based upon the trailing twelve-month period ended June 30, 2025, excluding non-cash compensation expenses
(4) See calculation of non-cash compensation expenses on page 36 and Non-GAAP Information disclosures on page 46 of this presentation
(5) Other BDCs includes dividend paying BDCs that have been publicly traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2024; specifically includes: ARCC, BBDC, BCSF, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF
(6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended March 31, 2025 as derived from each company's SEC filings, including non-cash compensation expenses
(7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended March 31, 2025 as derived from each company's SEC filings, excluding non-cash compensation expenses
(8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended March 31, 2025 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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MAIN Income Statement Summary

MAIN ST CAPITAL CORPORATION

($ in 000s, except per share amounts)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25	Q2 25 vs. Q2 24 Change[(1)]
Total Investment Income	$ 132,154	$ 136,824	$ 140,442	$ 137,046	$ 143,973	9%
Expenses:						
Interest Expense	(29,161)	(33,474)	(34,018)	(31,168)	(32,519)	(12)%
G&A Expense[(2)]	(10,707)	(10,377)	(11,086)	(11,046)	(11,959)	(12)%
Distributable Net Investment Income (DNII), Before Taxes[(2)(3)]	92,286	92,973	95,338	94,832	99,495	8%
DNII, Before Taxes Margin %	69.8%	68.0%	67.9%	69.2%	69.1%	(70)bps [(5)]
Taxes:						
Excise, Federal and State Income and Other Tax Expenses	(3,401)	(3,216)	(3,666)	(3,913)	(5,151)	(51)%
DNII[(2)(3)(4)]	88,885	89,757	91,672	90,919	94,344	6%
DNII Margin %	67.3%	65.6%	65.3%	66.3%	65.5%	(180)bps [(5)]
Non-Cash Compensation Expenses[(3)]						
Share-Based Compensation Expense	(4,883)	(4,868)	(4,939)	(4,842)	(5,416)	(11)%
Deferred Compensation Expense	(103)	(509)	(43)	(180)	(745)	NM
Total Non-Cash Compensation Expenses[(3)]	(4,986)	(5,377)	(4,982)	(5,022)	(6,161)	(24)%
Net Investment Income (NII)[(4)]	83,899	84,380	86,690	85,897	88,183	5%
Net Realized Gain (Loss)	3,414	26,382	28,569	(29,545)	52,420	NM
Net Unrealized Appreciation (Depreciation)	23,044	21,738	52,226	63,190	(18,951)	NM
Income Tax Benefit (Provision) on Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(7,669)	(8,493)	6,752	(3,460)	882	NM
Net Increase in Net Assets Resulting From Operations	$ 102,688	$ 124,007	$ 174,237	$ 116,082	$ 122,534	19%
DNII, Before Taxes Per Share[(3)]	$ 1.07	$ 1.06	$ 1.08	$ 1.07	$ 1.11	4%
DNII Per Share[(3)(4)]	$ 1.03	$ 1.03	$ 1.04	$ 1.02	$ 1.06	3%
NII Per Share[(4)]	$ 0.97	$ 0.96	$ 0.98	$ 0.97	$ 0.99	2%

(1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase in Net Assets Resulting From Operations
(2) Excludes non-cash compensation expenses
(3) See Non-GAAP Information disclosures on page 46 of this presentation
(4) NII and DNII for 2024 and the first quarter of 2025 have been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within a single disclosure of the total income tax provision; this correction was determined to be immaterial to all prior periods and had no impact on net increases in or net assets resulting from operations (i.e., net income) or the related per share amounts
(5) Change in DNII, Before Taxes Margin and DNII Margin is based upon the basis point difference (increase/(decrease))
NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 36

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25
Beginning NAV	$ 29.54	$ 29.80	$ 30.57	$ 31.65	$ 32.03
Distributable Net Investment Income[(1)]	1.03	1.03	1.04	1.02	1.06
Non-Cash Compensation Expenses[(1)]	(0.06)	(0.06)	(0.06)	(0.06)	(0.07)
Net Realized Gain (Loss)	0.04	0.30	0.32	(0.33)	0.59
Net Unrealized Appreciation (Depreciation)	0.27	0.25	0.59	0.71	(0.22)
Income Tax (Provision) Benefit on Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(0.09)	(0.10)	0.07	(0.03)	0.01
Net Increase in Net Assets Resulting From Operations	1.19	1.42	1.96	1.31	1.37
Regular Monthly Dividends to Shareholders	(0.72)	(0.735)	(0.735)	(0.75)	(0.75)
Supplemental Dividends to Shareholders	(0.30)	(0.30)	(0.30)	(0.30)	(0.30)
Accretive Impact of Stock Offerings[(2)]	0.23	0.33	0.08	0.08	0.09
Net Issuance of Restricted Stock	(0.17)	—	—	—	(0.16)
Other[(3)]	0.03	0.05	0.075	0.04	0.02
Ending NAV	$ 29.80	$ 30.57	$ 31.65	$ 32.03	$ 32.30
Weighted-Average Shares Outstanding	86,194,092	87,459,533	88,406,094	88,711,015	89,258,390

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) See reconciliation of non-cash compensation expenses and DNII per share to NII per share on page 36 and Non-GAAP Information disclosures on page 46 of this presentation
(2) Includes accretive impact of shares issued through the At-the-Market (ATM) equity issuance program and the Dividend Reinvestment Plan (DRIP)
(3) Includes differences in weighted-average shares outstanding utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 37

MAIN ST CAPITAL CORPORATION

MAIN Balance Sheet Summary

($ in 000s, except per share amounts)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25
LMM Portfolio Investments	$ 2,439,993	$ 2,468,794	$ 2,502,872	$ 2,610,960	$ 2,668,844
Private Loan Portfolio Investments	1,747,502	1,883,291	1,904,324	1,942,178	1,920,257
Middle Market Portfolio Investments	183,965	178,194	155,329	128,317	108,705
Other Portfolio Investments	179,491	162,405	124,144	134,514	122,664
External Investment Manager	186,560	218,370	246,000	238,170	272,600
Cash and Cash Equivalents	30,472	84,421	78,251	109,180	86,984
Other Assets	189,352	99,302	110,421	110,066	107,712
Total Assets	$ 4,957,335	$ 5,094,777	$ 5,121,341	$ 5,273,385	$ 5,287,766
Credit Facilities[1]	$ 625,000	$ 460,000	$ 384,000	$ 514,000	$ 477,000
SBIC Debentures	280,617	343,122	343,417	343,711	344,005
Notes Payable[2]	1,292,451	1,396,368	1,394,954	1,395,468	1,395,979
Other Liabilities	180,311	203,033	201,132	180,073	186,565
Net Asset Value (NAV)	2,578,956	2,692,254	2,797,838	2,840,133	2,884,217
Total Liabilities and Net Assets	$ 4,957,335	$ 5,094,777	$ 5,121,341	$ 5,273,385	$ 5,287,766
Total Portfolio Fair Value as % of Cost	115 %	115 %	116 %	118 %	117 %
Common Stock Price Data:					
High Close	$ 50.88	$ 52.25	$ 58.58	$ 63.10	$ 59.32
Low Close	46.68	47.05	49.95	54.71	49.15
Quarter End Close	50.49	50.14	58.58	56.56	59.10

(1) The defined term and additional details for the Credit Facilities are included on page 40
(2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 38

MAIN ST CAPITAL CORPORATION

MAIN Liquidity and Capitalization

($ in 000s)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25
Cash and Cash Equivalents	$ 30,472	$ 84,421	$ 78,251	$ 109,180	$ 86,984
Availability Under Credit Facilities[1]	915,000	1,250,000	1,326,000	1,193,300	1,264,100
Total Liquidity	$ 945,472	$ 1,334,421	$ 1,404,251	$ 1,302,480	$ 1,351,084
Debt at Par Value:					
Credit Facilities[1]	$ 625,000	$ 460,000	$ 384,000	$ 514,000	$ 477,000
SBIC Debentures	286,200	350,000	350,000	350,000	350,000
Notes Payable[2]	1,300,000	1,400,000	1,400,000	1,400,000	1,400,000
Total Debt	2,211,200	2,210,000	2,134,000	2,264,000	2,227,000
Net Asset Value (NAV)	2,578,956	2,692,254	2,797,838	2,840,133	2,884,217
Total Capitalization	$ 4,790,156	$ 4,902,254	$ 4,931,838	$ 5,104,133	$ 5,111,217
Debt to NAV Ratio[3]	0.86 to 1.0	0.82 to 1.0	0.76 to 1.0	0.80 to 1.0	0.77 to 1.0
Regulatory Debt to NAV Ratio[4][5]	0.74 to 1.0	0.69 to 1.0	0.64 to 1.0	0.67 to 1.0	0.65 to 1.0
Net Debt to NAV Ratio[5][6]	0.85 to 1.0	0.79 to 1.0	0.73 to 1.0	0.76 to 1.0	0.74 to 1.0
Interest Coverage Ratio[7]	4.34 to 1.0	4.18 to 1.0	3.93 to 1.0	3.83 to 1.0	3.80 to 1.0

(1) As of June 30, 2025, MAIN's Corporate Facility had $1.145 billion in total commitments with an accordion feature with the right to request an increase up to $1.718 billion and MAIN's SPV Facility had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; see additional details on page 40
(2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes
(3) Debt to NAV Ratio is calculated based upon the par value of debt
(4) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the BDC asset coverage requirements, and thereby are excluded from Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN
(5) See reconciliation of DNII to Net Investment Income on page 36 and Non-GAAP Information disclosures on page 46 of this presentation
(6) Net debt in this ratio includes par value of total debt less cash and cash equivalents
(7) DNII[5] + interest expense / interest expense on a trailing twelve-month basis

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
Page 39

Stable, Long-Term Leverage – Significant Unused Capacity

MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt

Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets

Facility	Interest Rate	Maturity	Principal Drawn
$1.145 billion Corporate Facility(1)(3)	SOFR+1.775% floating (6.2%(4))	April 2030	$301.0 million
$600.0 million SPV Facility(2)(3)	SOFR+1.95% floating (6.3%(4))	September 2030	$176.0 million
Notes Payable	3.00% fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through June 14, 2026; Matures July 14, 2026	$500.0 million
Notes Payable	6.50%(5) fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through May 4, 2027; Matures June 4, 2027	$400.0 million
Notes Payable	6.95% fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through February 1, 2029; Matures March 1, 2029	$350.0 million
Notes Payable	7.74%(6) fixed (weighted-average)	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through September 23, 2025; Matures December 23, 2025	$150.0 million
SBIC Debentures(7)	3.26% fixed (weighted-average)	Various dates between 2027 - 2035 (weighted-average duration = 5.1 years)	$350.0 million

(1) As of June 30, 2025, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $1.145 billion in total commitments with an accordion feature with the right to request an increase up to $1.718 billion; MAIN's Corporate Facility is fully revolving until April 2029, with a maturity date in April 2030

(2) As of June 30, 2025, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; MAIN's SPV Facility is fully revolving until September 2028, with a maturity date in September 2030

(3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities

(4) Credit Facilities' rates reflect the rate based on SOFR effective for the contractual reset date of July 1, 2025

(5) The $400.0 million of outstanding notes bear interest at 6.50% per year with a yield-to-maturity of 6.34%

(6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively

(7) MAIN's SBIC licenses provide for total SBIC debenture capacity of $350.0 million

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 40

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 41 (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $63.8 $400.0 $477.0 $150.0 $500.0 $350.0 SBIC Debentures Credit Facilities December 2025 Notes July 2026 Notes June 2027 Notes March 2029 Notes 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) (2) (5)(4)(3) (1) The defined term and additional details for the Credit Facilities are included on page 40 (2) Issued in December 2022, with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Issued in January 2021, with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in June 2024, with a follow-on issuance in September 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions

MAIN ST CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

MAIN's financial results are subject to impact from changes in interest rates; MAIN's capital structure includes a majority of fixed rate debt obligations, while MAIN's investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors

- 79% of MAIN's outstanding debt obligations have fixed interest rates[(6)]
- 66% of MAIN's debt investments bear interest at floating rates[(6)], the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 130 basis points[(7)])
- Results in increases in net investment income if market interest rates increase, and reductions to net investment income if market interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income (NII) due to hypothetical increases (decreases) in interest rates[(1)(2)] (dollars in thousands, except per share data):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense[(3)]	Increase (Decrease) in NII from the External Investment Manager[(4)]	Increase (Decrease) in NII	Increase (Decrease) in NII per Share[(5)]
(100)	$ (20,823)	$ 4,770	$ (384)	$ (16,437)	$ (0.18)
(75)	(15,485)	3,578	(265)	(12,172)	(0.14)
(50)	(10,291)	2,385	(152)	(8,058)	(0.09)
(25)	(5,146)	1,193	(38)	(3,991)	(0.04)
25	5,146	(1,193)	187	4,140	0.05
50	10,291	(2,385)	438	8,344	0.09
75	15,438	(3,578)	551	12,411	0.14
100	20,590	(4,770)	665	16,485	0.18

(1) Assumes no changes in the portfolio investments or outstanding debt obligations existing as of June 30, 2025

(2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities (as defined on page 40) resulting in a delay in the realization of the increases or decreases in interest income or expense

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases)

(4) The NII contribution from the External Investment Manager is based on the performance of the assets managed by the External Investment Manager which may fluctuate due to changes in interest rates and other factors impacting the return on such managed assets; this change in NII contribution only represents the impact of interest rate changes and assumes no change to all other factors

(5) Per share amount is calculated using shares outstanding as of June 30, 2025

(6) As of June 30, 2025, based on par

(7) Weighted-average interest rate floor calculated based on debt principal balances as of June 30, 2025

Although we believe that this analysis is indicative of the impact of interest rate changes to our NII as of June 30, 2025, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our NII. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above.

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 43 Significant Management and Board of Directors Ownership / Investment Significant equity ownership by MAIN’s management team and its Board of Directors, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our shareholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,191,243 shares, or approximately $34.9 million, purchased as part of, or subsequent to, the MAIN IPO, including 18,242 shares, or approximately $1.0 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended June 30, 2025 (3) Based upon closing market price of $59.10/share on June 30, 2025 # of Shares(2) Market Value(3) Management(1) 3,535,699 $208,959,816

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 44 Notes: (1) Indexed as of October 5, 2007 and last trading date is June 30, 2025 (2) Assumes dividends reinvested on date paid (3) The KBW Nasdaq Regional Banking Index is a modified market capitalization weighted index designed to track the performance of U.S. regional banks or thrifts that are publicly traded in the U.S. (4) The S&P BDC Index measures the performance of Business Development Companies that trade on major U.S. exchanges; Constituents are float-adjusted market capitalization (FMC) weighted, subject to a single constituent weight cap of 10% MAIN Total Return(1) Performance Since IPO

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 45 Executive Summary Unique focus on under-served Lower Middle Market • Inefficient asset class with less competition • Unique market opportunity with attractive risk-adjusted returns • Generally first lien, senior secured debt investments plus meaningful equity participation Invest in complementary interest-bearing Private Loan debt investments • Lower risk / more liquid asset class • Opportunity for consistent investment activity • Generally first lien, senior secured debt investments Growing Asset Management Business (AMB) drives additional net investment income • Through its AMB, MAIN serves as the investment adviser to MSIF, a publicly traded BDC, and other third-party clients • Predictable source of recurring base management fee income with opportunity for upside through incentive fees Efficient internally managed operating structure drives greater shareholder returns • Alignment of interests between management and our shareholders • Maintains an industry leading operating cost structure • Favorable operating cost comparison to other yield oriented investment options Attractive, recurring monthly dividend yield and historical net asset value per share growth • Periodic increases in monthly dividends • Increase in net asset value per share creates opportunity for stock price appreciation • Additional dividend income through periodic supplemental dividends Strong liquidity and stable capitalization for sustainable growth Highly invested management team with successful track record Niche investment strategy with lower correlation to broader debt / equity markets

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 46 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined to the right). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non- cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Distributable net investment income before taxes is net investment income before taxes as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined to the right). MAIN believes presenting distributable net investment income before taxes and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Regulatory Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 47 Research Coverage Sean-Paul Adams B. Riley Securities (415) 229-4851 Arren Cyganovich Truist Securities (212) 319-2334 Robert J. Dodd Raymond James (901) 579-4560 Douglas Harter UBS (212) 882-0080 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais EVP, General Counsel & Secretary Nicholas T. Meserve Managing Director Ryan R. Nelson Chief Financial Officer Ryan H. McHugh Chief Accounting Officer Kristin L. Rininger Chief Compliance Officer & Deputy General Counsel Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent Equiniti Trust Co. Tel: (800) 937-5449 www.equiniti.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Ryan R. Nelson Chief Financial Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais, EVP, General Counsel & Secretary Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 1 Debt Capital Markets Presentation Second Quarter – 2025 Main St et Capital Corporation NYSE: IN mainstc ital.com

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of August 8, 2025, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and shareholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the impacts of macroeconomic factors on MAIN and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward- Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the U.S. Securities and Exchange Commission (the SEC)(www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (which includes a prospectus) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. MAIN is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. Before you invest in any of MAIN’s securities, you should read the registration statement, the prospectus and the applicable prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may access these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to consult with their tax, financial, investment and legal advisors.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 3 Main Street Capital Corporation 2nd Quarter – 2025

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 4 MAIN is a Principal Investor in Private Debt and Equity Focus on unique Lower Middle Market debt and equity investment strategy, Asset Management Business and internally managed operating structure differentiates MAIN from other investment firms Conservative capital structure with multiple issuer investment grade ratings • Fitch – BBB-/stable outlook • S&P – BBB-/stable outlook (1) Capital under management includes undrawn portion of debt capital and uncalled equity capital commitments as of June 30, 2025 Internally-managed Business Development Company (BDC) • IPO in 2007 • Over $8.4 billion in capital under management(1) – Over $6.5 billion internally at MAIN(1) – Approximately $1.9 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Provides one-stop financing solutions, including a combination of first lien, senior secured debt and equity financing Proprietary debt investments in privately held companies typically owned or being acquired by a private equity fund (Private Loans) • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • First lien, senior secured debt investments • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 5 Investment Portfolio – By Type of Investment(1) (1) Fair value as of June 30, 2025 (2) Other Portfolio investments, as described in MAIN’s SEC filings

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 6 Unique Investment Strategy Lower Middle Market (LMM) • Proprietary investments that are difficult for investors to access • Customized financing solutions which include a combination of first lien, senior secured debt and equity • Companies with annual revenue between $10 million and $150 million and annual EBITDA between $3 million and $20 million • Large addressable market • Attractive cash yield from debt investments • Dividend income, NAV growth and net realized gains from equity investments Private Loans • First lien, senior secured debt investments in privately held companies typically owned or being acquired by a private equity fund • Companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds • Floating rate debt investments • Proprietary investments that can be difficult for investors to access • Investments with attractive risk-adjusted returns Asset Management Business • MAIN serves as the investment adviser to several third-party clients, including MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC focused on MAIN’s Private Loan investment strategy(1) • Monetizing value of MAIN’s intangible assets • Significant contribution to net investment income • Source of stable, recurring fee income • Returns benefit MAIN stakeholders due to internally managed structure MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns (1) MSIF is solely focused on co-investing with MAIN in its Private Loan investment strategy with respect to new investments; MSIF also maintains a legacy portfolio of LMM investments but no longer makes investments in new LMM portfolio companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 7 Portfolio Highlights(1) Lower Middle Market • $2.7 billion of total investments • 88 companies • $1.4 billion of debt investments (54%) • $1.3 billion of equity investments (46%) • Typical initial investment target of 75% debt / 25% equity • Over 99% of debt investments are first lien(2) • Average investment size of $30.3 million at fair value or $23.9 million at cost • Weighted-average effective yield on debt investments of 12.8%(3) Private Loans • $1.9 billion of total investments • 87 companies • $1.8 billion of debt investments (94%) • Over 99% of debt investments are first lien(2) • Average investment size of $22.5 million(2) • 97% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 11.4%(3) Total Portfolio(4)(5) • $5.1 billion of total investments • 220 companies and entities • $3.3 billion of debt investments (65%) • $1.8 billion of equity investments (35%) • Over 99% of debt investments are first lien(2) • 66% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 12.0%(3) The benefits of MAIN’s unique investment strategy have resulted in a high quality, diversified and mature investment portfolio (1) As of June 30, 2025; investment amounts at fair value, unless otherwise noted (2) As of June 30, 2025; based on cost (3) As of June 30, 2025; weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Includes Middle Market investments, as defined in MAIN’s SEC filings, which comprise 2.1% of the total investment portfolio at fair value; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market portfolio to decline in future periods as existing Middle Market investments are repaid or sold (5) Includes $272.6 million of fair value ($29.5 million of cost basis) of equity investment relating to MAIN’s wholly-owned unconsolidated subsidiary, MSC Adviser I, LLC (the External Investment Manager), and $122.7 million of fair value ($126.0 million of cost basis) of Other Portfolio debt and equity investments, as defined in MAIN’s SEC filings

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 8 Business Development Company (BDC) Background Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage • Must maintain an asset to debt coverage ratio of at least 1.5x Full Transparency • Detailed schedule of all investments (and related key terms) in quarterly and annual reporting • Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes • To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors • To avoid a 4% federal excise tax on undistributed income, BDCs must distribute in each calendar year the sum of (1) 98% of their net ordinary income for the calendar year and (2) 98.2% of their realized capital gains (both long-term and short-term) • Tax treatment is similar to Real Estate Investment Trusts (REITs) Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid- sized U.S. businesses Highly regulated by the SEC under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in debt and equity investments in private companies

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 9 MAIN Capital Structure(1) ($ in 000s) 6/30/2025 % of Capitalization Cash and Cash Equivalents $ 86,984 Debt at parent Credit Facilities(2) 477,000 9.3 % July 2026 Notes 500,000 9.8 % June 2027 Notes 400,000 7.8 % March 2029 Notes 350,000 6.9 % December 2025 Notes 150,000 2.9 % Total non-SBIC debt $ 1,877,000 36.7 % SBIC Debentures 350,000 6.9 % Total debt $ 2,227,000 43.6 % Book value of equity 2,884,217 56.4 % Total capitalization $ 5,111,217 100.0 % Debt / Capitalization 0.44x Debt / Book equity 0.77x Debt / Enterprise value(3) 0.30x Debt / Market capitalization(3) 0.42x Stock price / Net asset value per share(3) 1.83x (1) Debt amounts reflected at par value (2) Includes MAIN’s Corporate Facility and SPV Facility; see page 18 for further details related to MAIN’s Credit Facilities (3) Based on stock price of $59.10 as of June 30, 2025

MAIN ST CAPITAL CORPORATION

Conservative Leverage

As of June 30, 2025 ($ in 000s)	Non-SBIC	SBICs	Total
Total Assets	$ 4,720,975	$ 566,791	$ 5,287,766
Debt Capital:			
Credit Facilities[1]	477,000	—	477,000
SBIC Debentures[2]	—	344,005	344,005
Notes Payable[2]	1,395,979	—	1,395,979
Total Debt	$ 1,872,979	$ 344,005	$ 2,216,984
Net Asset Value (NAV)	$ 2,659,999	$ 224,218	$ 2,884,217
Key Leverage Stats			
Interest Coverage Ratio[3][4]	3.66x	5.16x	3.80x
Asset Coverage Ratio[5]	2.52x	1.62x	2.37x
Consolidated Asset Coverage Ratio - Regulatory[5][6]	N/A	N/A	2.53x
Debt to Assets Ratio	0.40x	0.61x	0.42x
Regulatory Debt to NAV Ratio[4][6][7]	N/A	N/A	0.65x
Debt to NAV Ratio[7]	0.71x	1.56x	0.77x
Net Debt to NAV Ratio[4][8]	0.69x	1.33x	0.74x

(1) See page 18 for further details related to MAIN's Credit Facilities
(2) Includes the recorded value, which includes unamortized debt issuance costs / premiums, of the SBIC Debentures ($344.0 million; $350.0 million par), the July 2026 Notes ($499.5 million; $500.0 million par), the June 2027 Notes ($399.4 million; $400.0 million par), the March 2029 Notes ($347.4 million; $350.0 million par) and the December 2025 Notes ($149.7 million; $150.0 million par)
(3) Distributable Net Investment Income (DNII)[4] + interest expense / interest expense for the trailing twelve-month period ended June 30, 2025
(4) See Non-GAAP Information disclosures on page 35 and reconciliation of DNII to Net Investment Income on page 37 of this presentation
(5) Calculated as total assets divided by total debt at par
(6) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the BDC asset coverage requirements, and are thereby excluded from the Regulatory Asset Coverage Ratio and Regulatory Debt to NAV Ratio, pursuant to exemptive relief received by MAIN
(7) Debt to NAV Ratio is calculated based upon the par value of debt
(8) Net debt in this ratio includes par value of debt less cash and cash equivalents of $35.9 million, $51.1 million and $87.0 million for the Non-SBIC, SBICs and Total, respectively

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MAIN ST
CAPITAL CORPORATION

Conservative Leverage – Regulatory

Passage of the Small Business Credit Availability Act in December 2017 provided the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x

MAIN received shareholder approval, effective as of May 3, 2022, to adopt the 1.50x asset coverage ratio

MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the 1.50x regulatory limits, and has proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns

MAIN's Historical Asset Coverage Ratio:	2020	2021	2022	2023	2024	Q2 2025
Consolidated Asset Coverage Ratio - Regulatory(1)	2.67x	2.22x	2.27x	2.69x	2.56x	2.53x
Prior Minimum Required Asset Coverage(2)	2.00x	2.00x	N/A	N/A	N/A	N/A
Cushion % above Prior Minimum Required Asset Coverage	34%	11%	N/A	N/A	N/A	N/A
Current Minimum Required Asset Coverage(2)	1.50x	1.50x	1.50x	1.50x	1.50x	1.50x
Cushion % above Current Minimum Required Asset Coverage	78%	48%	51%	79%	71%	69%

(1) Calculated per BDC regulations; SBIC Debentures are not included as "senior debt" for purposes of the Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN

(2) We received shareholder approval, effective as of May 3, 2022, to adopt the 1.5x asset coverage ratio (decreased from the previously required asset coverage ratio of 2.0x)

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MAIN ST CAPITAL CORPORATION

Conservative Leverage – Excess Collateral Improves Over Time

MAIN's conservative use of leverage and equity to fund its growth results in significant excess collateral that provides protection to lenders

MAIN's management of its capital structure results in a reduced risk profile for debt investors over time

Excess collateral available to unsecured lenders has increased by 318% since MAIN's first investment grade (IG) debt issuance

($ millions)	9/30/2014 (1)	6/30/2025
Total Assets Excluding SBIC Assets	$ 1,137	$ 4,721
Add: Equity Value of SBIC Entities(2)	218	224
Total Collateral Available to Secured Lenders	$ 1,355	$ 4,945
Less: Secured Debt (Credit Facilities)	(287)	(477)
Excess Collateral Available to Unsecured Lenders	$ 1,068	$ 4,468
Increase since first IG debt issuance(3)		318 %
Less: Unsecured Debt Outstanding (par value)	(91)	(1,400) (4)
Remaining Excess Collateral Available to Unsecured Lenders	$ 977	$ 3,068
Increase since first IG debt issuance(3)		214 %

(1) Most recent information publicly reported prior to first IG debt issuance
(2) Represents asset value in excess of SBIC debt (par value); SBIC assets contain a negative pledge in relation to SBIC debt; therefore, equity at SBIC entities is effectively collateral for lenders
(3) First IG notes issued in November 2014
(4) Includes additional IG debt issuances in January 2021, October 2021, December 2022, February 2023, January 2024, June 2024 and September 2024

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MAIN ST CAPITAL CORPORATION

Key Credit Highlights

Experienced Management Team with Strong Track Record	• Management team has over 100 years of collective investment experience and relationships • Long-term working relationships together dating back over 20 years • Significant management equity ownership
Efficient and Leverageable Internally Managed Operating Structure	• Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency
Conservative Leverage	• 1940 Act requires MAIN to maintain a minimum 1.5x regulatory asset coverage ratio • MAIN's asset coverage ratio is ~2.5x on a regulatory basis excluding SBIC Debentures and ~2.4x on a consolidated basis including SBIC debentures • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program
Unique Investment Strategy	• Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN's returns to its investors
High Quality Portfolio	• Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach

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MAIN ST
CAPITAL CORPORATION

MAIN Executive Management Team

Dwayne Hyzak[1][2]
CEO

- Co-founded MAIN in 2002; affiliated with Main Street group since 1999
- Director of Acquisitions & Integration with Quanta Services (NYSE: PWR)
- Manager with a Big 5 Accounting Firm's audit and transaction services groups

David Magdol[1][2]
President and CIO[3]

- Co-founded MAIN in 2002
- Vice President in Lazard Freres Investment Banking Division
- Vice President of McMullen Group (John J. McMullen's Family Office)

Jesse Morris[1]
EVP, COO[4] **and Senior Managing Director**

- Joined MAIN in 2019
- Executive Vice President with Quanta Services (NYSE: PWR)
- Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY)
- Manager with a Big 5 Accounting Firm

Jason Beauvais, JD[1]
EVP, GC[5] **and Secretary**

- Joined MAIN in 2008
- Attorney for Occidental Petroleum Corporation (NYSE: OXY)
- Associate in the corporate and securities section at Baker Botts LLP

Ryan Nelson
CFO

- Joined MAIN in 2022
- Vice President and Chief Accounting Officer with Conn's, Inc.
- Director of Operations Accounting with EnLink Midstream Partners
- Senior Associate with a Big 4 Accounting Firm

(1) Member of MAIN Executive Committee
(2) Member of MAIN Investment Committee; Vince Foster, MAIN's Chairman of the Board, is a non-employee member of MAIN's Investment Committee
(3) Chief Investment Officer
(4) Chief Operating Officer
(5) General Counsel

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 15 Significant Management and Board of Directors Ownership / Investment Significant equity ownership by MAIN’s management team and its Board of Directors, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our stakeholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,191,243 shares, or approximately $34.9 million, purchased as part of, or subsequent to, the MAIN IPO, including 18,242 shares, or approximately $1.0 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended June 30, 2025 (3) Based upon closing market price of $59.10/share on June 30, 2025 # of Shares(2) Market Value(3) Management(1) 3,535,699 $208,959,816

MAIN ST
CAPITAL CORPORATION

Efficient and Leverageable Operating Structure

MAIN's internally managed operating structure provides significant operating leverage and greater returns for our stakeholders

"Internally managed" structure means no external management fees or expenses are paid

Alignment of interest between management and investors

- Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises
- 100% of MAIN's management efforts and activities are for the benefit of MAIN investors

MAIN targets total operating expenses[(1)] as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2%

- Long-term actual results have significantly outperformed target
- An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.3%[(2)]

Significant portion of total operating expenses[(1)] are non-cash

- Non-cash compensation expenses[(3)] were 32.6%[(2)] of total operating expenses[(1)]
- Operating Expense to Assets Ratio of 0.9%[(2)] excluding non-cash compensation expenses[(3)]

(1) Total expenses excluding interest expense
(2) Based upon the trailing twelve-month period ended June 30, 2025
(3) See Non-GAAP Information disclosures on page 35 and a calculation of non-cash compensation expenses on page 37

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MAIN ST CAPITAL CORPORATION

MAIN Maintains a Significant Operating Cost Advantage



Operating Expenses(1) as a Percentage of Total Assets
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
MAIN(2)
MAIN Excl. Non-cash Comp Exp (3)(4)
Other BDCs (5)(6)
Other BDCs Excl. Non-cash Comp Exp (5)(7)
Commercial Banks(8)

(1) Total expenses excluding interest expense
(2) Based upon the trailing twelve-month period ended June 30, 2025
(3) Based upon the trailing twelve-month period ended June 30, 2025, excluding non-cash compensation expenses
(4) See Non-GAAP Information disclosures on page 35 and a calculation of non-cash compensation expenses on page 37 of this presentation
(5) Other BDCs includes dividend paying BDCs that have been publicly traded for at least two years and have total assets greater than $500 million based on individual SEC filings as of December 31, 2024; specifically includes: ARCC, BBDC, BCSF, BXSL, CCAP, CGBD, CION, CSWC, FDUS, FSK, GAIN, GBDC, GLAD, GSBD, HRZN, HTGC, MFIC, NMFC, OBDC, OCSL, PFLT, PNNT, PSEC, RWAY, SAR, SCM, SLRC, TCPC, TPVG, TRIN, TSLX and WHF
(6) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended March 31, 2025 as derived from each company's SEC filings, including non-cash compensation expenses
(7) Calculation represents the average for the companies included in the group and is based upon the trailing twelve-month period ended March 31, 2025 as derived from each company's SEC filings, excluding non-cash compensation expenses
(8) Source: SNL Financial; calculation represents the average for the trailing twelve-month period ended March 31, 2025 and includes commercial banks with a market capitalization between $500 million and $3 billion

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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MAIN ST CAPITAL CORPORATION

Stable, Long-Term Leverage – Significant Unused Capacity

MAIN maintains a conservative capital structure, with limited overall leverage and an intentional mix of secured, floating rate revolving debt and unsecured, fixed rate long-term debt

Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets

Facility	Interest Rate	Maturity	Principal Drawn
$1.145 billion Corporate Facility(1)(3)	SOFR+1.775% floating (6.2%(4))	April 2030	$301.0 million
$600.0 million SPV Facility(2)(3)	SOFR+1.95% floating (6.3%(4))	September 2030	$176.0 million
Notes Payable	3.00% fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through June 14, 2026; Matures July 14, 2026	$500.0 million
Notes Payable	6.50%(5) fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through May 4, 2027; Matures June 4, 2027	$400.0 million
Notes Payable	6.95% fixed	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through February 1, 2029; Matures March 1, 2029	$350.0 million
Notes Payable	7.74%(6) fixed (weighted-average)	Redeemable at MAIN's option at any time, subject to certain make-whole provisions through September 23, 2025; Matures December 23, 2025	$150.0 million
SBIC Debentures(7)	3.26% fixed (weighted-average)	Various dates between 2027 - 2035 (weighted-average duration = 5.1 years)	$350.0 million

(1) As of June 30, 2025, MAIN maintained a corporate revolving line of credit (the Corporate Facility), which had $1.145 billion in total commitments with an accordion feature with the right to request an increase up to $1.718 billion; MAIN's Corporate Facility is fully revolving until April 2029, with a maturity date in April 2030
(2) As of June 30, 2025, MAIN maintained a secured special purpose vehicle financing facility (the SPV Facility), which had $600.0 million in total commitments with an accordion feature with the right to request an increase up to $800.0 million; MAIN's SPV Facility is fully revolving until September 2028, with a maturity date in September 2030
(3) Borrowings under the Corporate Facility and the SPV Facility (together, the Credit Facilities) are available to provide additional liquidity for investment and operational activities
(4) Credit Facilities' rates reflect the rate based on SOFR effective for the contractual reset date of July 1, 2025
(5) The $400.0 million of outstanding notes bear interest at 6.50% per year with a yield-to-maturity of 6.34%
(6) Based upon $100.0 million and $50.0 million in aggregate principal amount bearing interest at 7.84% and 7.53%, respectively
(7) MAIN's SBIC licenses provide for total SBIC debenture capacity of $350.0 million

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 19 (in m ill io ns ) $75.0 $75.0 $35.0 $85.2 $16.0 $63.8 $400.0 $477.0 $150.0 $500.0 $350.0 SBIC Debentures Credit Facilities December 2025 Notes July 2026 Notes June 2027 Notes March 2029 Notes 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty (1) (1) The defined term and additional details for the Credit Facilities are included on page 18 (2) Issued in December 2022, with a follow-on issuance in February 2023; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Issued in January 2021, with a follow-on issuance in October 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in June 2024, with a follow-on issuance in September 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (5) Issued in January 2024; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (2) (5)(4)(3)

MAIN ST CAPITAL CORPORATION

Interest Rate Impact and Sensitivity

MAIN's financial results are subject to impact from changes in interest rates; MAIN's capital structure includes a majority of fixed rate debt obligations, while MAIN's investment portfolio includes a majority of floating rate debt investments with minimum interest rate floors

- 79% of MAIN's outstanding debt obligations have fixed interest rates[6]
- 66% of MAIN's debt investments bear interest at floating rates[6], the majority of which contain contractual minimum index rates, or "interest rate floors" (weighted-average floor of approximately 130 basis points[7])
- Results in increases in net investment income if market interest rates increase, and reductions to net investment income if market interest rates decrease

The following table illustrates the approximate annual changes in the components of MAIN's net investment income (NII) due to hypothetical increases (decreases) in interest rates[1][2] (dollars in thousands, except per share data):

Basis Point Increase (Decrease) in Interest Rate	Increase (Decrease) in Interest Income	(Increase) Decrease in Interest Expense[3]	Increase (Decrease) in NII from the External Investment Manager[4]	Increase (Decrease) in NII	Increase (Decrease) in NII per Share[5]
(100)	$ (20,823)	$ 4,770	$ (384)	$ (16,437)	$ (0.18)
(75)	(15,485)	3,578	(265)	(12,172)	(0.14)
(50)	(10,291)	2,385	(152)	(8,058)	(0.09)
(25)	(5,146)	1,193	(38)	(3,991)	(0.04)
25	5,146	(1,193)	187	4,140	0.05
50	10,291	(2,385)	438	8,344	0.09
75	15,438	(3,578)	551	12,411	0.14
100	20,590	(4,770)	665	16,485	0.18

(1) Assumes no changes in the portfolio investments or outstanding debt obligations existing as of June 30, 2025

(2) Assumes that all SOFR and Prime rates would change effective immediately on the first day of the period; however, the actual contractual index rate reset dates will vary in future periods generally on either a monthly or quarterly basis across both our debt investments and our Credit Facilities (as defined on page 18) resulting in a delay in the realization of the increases or decreases in interest income or expense

(3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our Credit Facilities, with interest expense (increasing) decreasing as the debt outstanding under our Credit Facilities increases (decreases)

(4) The NII contribution from the External Investment Manager is based on the performance of the assets managed by the External Investment Manager which may fluctuate due to changes in interest rates and other factors impacting the return on such managed assets; this change in NII contribution only represents the impact of interest rate changes and assumes no change to all other factors

(5) Per share amount is calculated using shares outstanding as of June 30, 2025

(6) As of June 30, 2025, based on par

(7) Weighted-average interest rate floor calculated based on debt principal balances as of June 30, 2025

Although we believe that this analysis is indicative of the impact of interest rate changes to our NII as of June 30, 2025, the analysis does not take into consideration future changes in the credit market, credit quality or other business or economic developments that could affect our NII. Accordingly, we can offer no assurances that actual results would not differ materially from the analysis above.

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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MAIN ST
CAPITAL CORPORATION

At-The-Market (ATM) Equity Program

ATM Equity Program provides efficient and low cost access to equity capital

- **Provides access to equity capital to match growth of LMM investments on an as-needed basis**
- **Provides significant economic cost savings compared to traditional overnight equity offerings**

Provides permanent capital to match indefinite or long-term holding period for LMM investments

Facilitates maintenance of conservative leverage position

Issued equity is accretive to NAV per share

Provides significant benefits vs traditional overnight equity offerings

- Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings
- Provides equity capital at significantly lower cost
- Avoids negative impact to stock price from larger overnight equity offerings

Raised net proceeds of $1.17 billion since inception in 2015[(1)]

- Average sale price is approximately 58% above average NAV per share over same period[(1)]
- Resulted in economic cost savings of approximately $59.1 million when compared to traditional overnight equity offering[(1)(2)]

(1) Through June 30, 2025
(2) Assumes 6% all-in cost for traditional overnight equity offering

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 22 LMM Investment Strategy Investment Objectives • Attractive cash yield from secured debt investments (12.5%(1) weighted-average cash coupon as of June 30, 2025); plus • Dividend income, fair value appreciation and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one-stop” financing opportunities • Partner with business owners, management teams and entrepreneurs • Provide highly customized financing solutions • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns Unique LMM strategy, combined with MAIN’s perpetual capital structure and goal to be long-term partners, results in a highly diversified and high-quality investment portfolio LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns MAIN’s permanent capital structure as a publicly traded investment firm allows MAIN to maintain a long- term to permanent expected holding period for its LMM investments, providing significant benefits to both MAIN and our LMM portfolio companies (1) Weighted-average cash coupon is calculated using the applicable cash interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; excludes amortization of deferred debt origination fees and accretion of original issue discount, any fees payable upon repayment of the debt investment and any debt investments on non-accrual status

MAIN ST CAPITAL CORPORATION

LMM Investment Opportunity

MAIN targets LMM investments in established, profitable companies

Characteristics of LMM provide beneficial risk-reward investment opportunities

Large and critical portion of U.S. economy

- 245,000+ domestic LMM businesses(1)

LMM is under-served from a capital perspective and less competitive

Inefficient asset class generates pricing inefficiencies

- Typical entry enterprise values between 4.5x – 7.0x EBITDA
- Typical entry leverage multiples between 2.0x – 4.0x EBITDA to MAIN debt investment

Partner relationship with the management teams of our portfolio companies vs a "commoditized vendor of capital"

(1) Source: U.S. Census 2022 – U.S. Data Table by Enterprise Receipt Size; 2022 County Business Patterns and Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 24 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN’s monthly dividend Investment Characteristics • Targets companies with annual revenue between $25 million and $500 million and annual EBITDA between $7.5 million and $50 million • Proprietary investments primarily originated directly by MAIN or, to a lesser extent, through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $32.5 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 9% – 14% targeted gross yields • Weighted-average effective yield of 11.4%(2) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate Credit Facilities(3) Private Loan portfolio investments are primarily debt investments in privately held companies which have primarily been originated directly by MAIN or, to a lesser extent, through strategic relationships with other credit funds on a collaborative basis (often referred to in the debt markets as “club deals” because of the small lender group size) MAIN’s Private Loan investments are typically made to a company owned by or being acquired by a private equity fund (1) This calculation excludes six Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 25 Asset Management Business MAIN(1) is the investment adviser to several third-party clients in the AMB MAIN(1) is the investment adviser to and administrator of MSC Income Fund, Inc. (NYSE: MSIF), a publicly traded BDC focused on MAIN’s Private Loan investment strategy(2) • MAIN(1) provides asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) receives management fees and incentive fees – Base management fee of 1.5% of total assets(2) – Incentive fees – 17.5% of net investment income above a hurdle rate with a 50% / 50% “catch-up” provision and 17.5% of net realized capital gains(2) • MSIF is solely focused on co-investments with MAIN in the Private Loan investment strategy for investments in new portfolio companies; will continue to participate in follow-on investments in its existing portfolio companies MAIN(1) is the investment adviser and administrator to two private funds, each of which is solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • Highly predictable source of recurring base management fee income, with opportunity for upside through incentive fees • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and investment capabilities and leverage fixed costs) • Monetizing the intangible value of the MAIN franchise • Significant positive impact on MAIN’s financial results – $8.7 million contribution to net investment income in the second quarter of 2025(3) – $16.6 million contribution to net investment income in the six months ended June 30, 2025(3) – $34.3 million contribution to net investment income in the year ended December 31, 2024(3) – $243.1 million of cumulative unrealized appreciation as of June 30, 2025 MAIN’s Asset Management Business (AMB) represents additional income diversification and the opportunity for greater stakeholder returns MAIN(1) is focused on growing its AMB MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of the AMB Growth of the AMB is expected to be primarily driven by MAIN’s Private Loan investment strategy (1) Through MSC Adviser I, LLC (the External Investment Manager), MAIN’s wholly-owned unconsolidated subsidiary (2) In January 2025, MSIF completed a listing and follow-on equity offering of its shares of common stock; see Note D — External Investment Manager of MAIN’s Form 10-Q for the quarterly period ended June 30, 2025 for additional details (3) Contribution to Net Investment Income includes (a) dividend income received by MAIN from the External Investment Manager and (b) operating expenses allocated from MAIN to the External Investment Manager

MAIN ST CAPITAL CORPORATION

Total Investment Portfolio

Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and shareholder dividends

Includes complementary LMM debt and equity investments and Private Loan debt investments

Total investment portfolio at fair value consists of approximately 52% LMM / 38% Private Loan / 2% Middle Market[(1)] / 8% other[(2)] investments

Highly Diversified investment portfolio

- 187 LMM, Private Loan and Middle Market(1) portfolio companies
- Average investment size of $22.4 million[(3)(4)]
- Largest individual portfolio companies represent 3.9%[(5)] of total investment income and 3.7%[(4)] of total portfolio fair value (with most individual portfolio companies representing less than 1% of income and fair value)
- Investments on non-accrual status represent 2.1% of the total investment portfolio at fair value and 5.0% at cost
- Weighted-average effective yield of 12.0%[(6)]

Also diversified across all key investment characteristics

- Issuer
- Industry
- Transaction type
- Geography
- End markets
- Vintage

(1) Middle Market investments as defined in MAIN's SEC filings; MAIN has generally stopped making new Middle Market investments and expects the size of its Middle Market investment portfolio to continue to decline in future periods as its existing Middle Market investments are repaid or sold

(2) Includes the Other Portfolio, as defined in MAIN's SEC filings, and the External Investment Manager

(3) As of June 30, 2025; based on cost

(4) The average investment size statistic excludes the Other Portfolio, as defined in MAIN's SEC filings, and the External Investment Manager; the largest individual portfolio company at fair value statistic excludes the External Investment Manager, which represents 5.4% of total investment portfolio fair value as of June 30, 2025

(5) Based upon total investment income for the trailing twelve-month period ended June 30, 2025

(6) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status

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MAIN ST CAPITAL CORPORATION

Portfolio Snapshot – Significant Diversification

($ in millions)	12/31/2022	12/31/2023	12/31/2024	6/30/2025
Number of Portfolio Companies				
Lower Middle Market	78	80	84	88
Private Loan	85	87	91	87
Middle Market	31	23	15	12
Other Portfolio[(1)]	27	30	31	32
External Investment Manager	1	1	1	1
Total[(2)]	222	221	222	220
$ Invested - Cost Basis				
Lower Middle Market	$ 1,719.9	$ 1,782.9	$ 1,937.8	$ 2,105.0
% of Total	45.6 %	47.8 %	45.7 %	48.3 %
Private Loan	$ 1,500.3	$ 1,470.1	$ 1,952.5	$ 1,958.0
% of Total	39.8 %	39.5 %	46.1 %	45.0 %
Middle Market	$ 401.7	$ 294.4	$ 195.0	$ 134.2
% of Total	10.7 %	7.9 %	4.6 %	3.1 %
Other Portfolio[(1)]	$ 120.4	$ 149.1	$ 122.5	$ 126.0
% of Total	3.1 %	4.0 %	2.9 %	2.9 %
External Investment Manager	$ 29.5	$ 29.5	$ 29.5	$ 29.5
% of Total	0.8 %	0.8 %	0.7 %	0.7 %
Total[(2)]	$ 3,771.8	$ 3,726.0	$ 4,237.3	$ 4,352.7

(1) Other Portfolio investments, as described in MAIN's SEC filings

(2) Excludes MAIN's short-term portfolio investments as described in MAIN's SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and June 30, 2025

Main Street Capital Corporation NYSE: MAIN mainstcapital.com

Page 27

Portfolio Snapshot – Significant Diversification *(cont.)*

($ in millions)	12/31/2022	12/31/2023	12/31/2024	6/30/2025
$ Invested - Fair Value				
Lower Middle Market	$ 2,060.5	$ 2,273.0	$ 2,502.9	$ 2,668.8
% of Total	50.3 %	53.0 %	50.8 %	52.4 %
Private Loan	$ 1,471.5	$ 1,453.5	$ 1,904.3	$ 1,920.3
% of Total	35.9 %	33.9 %	38.6 %	37.7 %
Middle Market	$ 329.1	$ 243.7	$ 155.3	$ 108.7
% of Total	8.0 %	5.7 %	3.1 %	2.1 %
Other Portfolio[(1)]	$ 116.3	$ 142.0	$ 124.1	$ 122.7
% of Total	2.8 %	3.3 %	2.5 %	2.4 %
External Investment Manager	$ 122.9	$ 174.1	$ 246.0	$ 272.6
% of Total	3.0 %	4.1 %	5.0 %	5.4 %
Total[(2)]	$ 4,100.3	$ 4,286.3	$ 4,932.6	$ 5,093.1
% of Total $ Invested in Debt (Cost Basis)				
Lower Middle Market	$ 1,267.7	$ 1,282.8	$ 1,371.3	$ 1,476.4
% of Total Lower Middle Market	73.7 %	72.0 %	70.8 %	70.1 %
Private Loan	$ 1,457.0	$ 1,391.9	$ 1,863.2	$ 1,853.8
% of Total Private Loan	97.1 %	94.7 %	95.4 %	94.7 %
Middle Market	$ 376.9	$ 269.2	$ 168.7	$ 101.0
% of Total Middle Market	93.8 %	91.4 %	86.5 %	75.3 %
Other Portfolio[(1)]	$ —	$ 23.4	$ 1.5	$ 3.9
% of Total Other Portfolio	— %	15.7 %	1.3 %	3.1 %
External Investment Manager	$ —	$ —	$ —	$ —
% of External Investment Manager	— %	— %	— %	— %
Total[(2)]	$ 3,101.6	$ 2,967.3	$ 3,404.7	$ 3,435.1
% of Total Portfolio[(2)]	82.2 %	79.6 %	80.3 %	78.9 %

(1) Other Portfolio investments, as described in MAIN's SEC filings

(2) Excludes MAIN's short-term portfolio investments as described in MAIN's SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and June 30, 2025

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 29 Portfolio Snapshot – Significant Diversification (cont.) (1) Other Portfolio investments, as described in MAIN’s SEC filings (2) Excludes MAIN’s short-term portfolio investments as described in MAIN’s SEC filings of $2.0 million at cost and $1.9 million at fair value as of December 31, 2022; MAIN held no short-term portfolio investments as of December 31, 2023, December 31, 2024 and June 30, 2025 ($ in millions) 12/31/2022 12/31/2023 12/31/2024 6/30/2025 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market $ 1,256.9 $ 1,272.4 $ 1,360.3 $ 1,465.5 % of Total Lower Middle Market 99.1% 99.2% 99.2% 99.3 % Private Loan $ 1,450.6 $ 1,391.9 $ 1,862.9 $ 1,853.6 % of Total Private Loan 99.6% 100.0% 99.9% 99.9 % Middle Market $ 372.3 $ 266.6 $ 163.9 $ 101.0 % of Total Middle Market 98.8% 99.1% 97.2% 99.9 % Other Portfolio(1) $ — $ 23.4 $ 1.5 $ 3.9 % of Total Other Portfolio — % 100.0% 100.0% 100.0 % External Investment Manager $ — $ — $ — $ — % of External Investment Manager — % — % — % — % Total(2) $ 3,079.8 $ 2,954.3 $ 3,388.6 $ 3,424.0 % of Total Portfolio Debt Investments(2) 99.3% 99.6% 99.5% 99.7% % of Total Investment Portfolio(2) 81.7% 79.3% 80.0% 78.7%

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 30 Total Portfolio by Industry (as a Percentage of Cost)(1) (1) Excluding MAIN’s Other Portfolio investments and the External Investment Manager, each as described in MAIN’s SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

Diversified Total Portfolio (as a Percentage of Cost)[1]

MAIN ST CAPITAL CORPORATION

Invested Capital by Transaction Type



LBO/MBO(2)
31%
19%
3%
47%
Acquisition
Growth Capital
Recapitalization/ Refinancing

Invested Capital by Geography[3]



25%
23%
21%
20%
11%

(1) Excluding MAIN's Other Portfolio investments and the External Investment Manager, each as described in MAIN's SEC filings, which in aggregate represent approximately 4% of the total investment portfolio at cost

(2) Leveraged Buyout / Management Buyout

(3) Based upon portfolio company headquarters and excluding any MAIN investments in portfolio companies headquartered outside of the U.S., which in aggregate represent approximately 3% of the total investment portfolio at cost

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 32 LMM Investment Portfolio 88 portfolio companies / $2.7 billion in fair value • 52% of total investment portfolio at fair value Debt yielding 12.8%(1) (70% of LMM portfolio at cost) • Over 99% of debt investments have first lien position • 75% of debt investments earn fixed-rate interest • Approximately 755 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures and Notes Payable Equity ownership in all LMM portfolio companies representing a 38% average ownership position (30% of LMM portfolio at cost) • Lower entry multiple valuations, lower cost basis • Opportunity for dividend income, fair value appreciation and periodic capital gains • 61% of LMM portfolio companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • $563.9 million, or $6.32 per share, of cumulative pre-tax net unrealized appreciation as of June 30, 2025 LMM investment portfolio consists of a diversified mix of secured debt and lower cost basis equity investments MAIN’s long-term to permanent expected holding period for its LMM investments enhances the diversity and quality of its LMM investment portfolio (1) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM portfolio companies that (a) MAIN has a direct equity investment in and (b) are flow-through entities for tax purposes; based upon dividend income for the trailing twelve-month period ended June 30, 2025

MAIN ST
CAPITAL CORPORATION

LMM Investment Portfolio

LMM investment portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

MAIN's long-term to permanent expected holding period for its LMM investments significantly enhances the quality of MAIN's LMM investment portfolio and drives significant fair value appreciation

Median LMM portfolio credit statistics(1):

- Senior leverage of 2.7x EBITDA through MAIN's debt position
- 2.9x EBITDA to senior interest coverage
- Total leverage of 2.7x EBITDA including debt junior in priority to MAIN
- Free cash flow deleveraging improves credit metrics and increases equity appreciation

Average investment size of $30.3 million at fair value or $23.9 million on a cost basis (less than 1% of total investment portfolio)

Opportunistic, selective posture toward new investment activity over the economic cycle

High quality, seasoned LMM portfolio

- MAIN has been invested in 30% (26 different companies) of its LMM portfolio companies for greater than 10 years (representing 13% of total cost basis and 19% of total fair value)
- Total LMM investment portfolio at fair value equals 127% of cost
- Equity component of LMM portfolio at fair value equals 197% of cost
- Majority of LMM portfolio companies have deleveraged and have experienced equity appreciation
  - 55 LMM portfolio companies with unrealized appreciation on equity investments
  - Cumulative pre-tax net unrealized appreciation on LMM equity investments of $608.6 million

(1) These credit statistics exclude portfolio companies on non-accrual status and five companies for which EBITDA is not a meaningful metric

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 34 Private Loan Investment Portfolio 87 investments / $1.9 billion in fair value • 38% of total investment portfolio at fair value Average investment size of $22.5 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 95%(1) of Private Loan portfolio is secured debt • Over 99%(1) of Private Loan debt portfolio is first lien term debt Debt yielding 11.4%(2) • 97%(1) of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate Credit Facilities(4) • Over 500 basis point effective interest margin vs “matched” floating rate on MAIN’s Credit Facilities(4) Private Loan investment portfolio provides a diversified mix of investments and sources of income to complement the LMM investment portfolio (1) As of June 30, 2025; based on cost (2) Weighted-average effective yield is calculated using the applicable interest rate as of June 30, 2025 and is weighted based upon the principal amount of each debt investment as of June 30, 2025; includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Over 99% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates (4) The defined term and additional details for the Credit Facilities are included on page 18

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 35 Non-GAAP Information Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined to the right). MAIN believes presenting distributable net investment income and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non- cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Distributable net investment income before taxes is net investment income before taxes as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impacts of non-cash compensation expenses (as defined to the right). MAIN believes presenting distributable net investment income before taxes and the related per share amounts is useful and appropriate supplemental disclosure for analyzing our financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, distributable net investment income before taxes is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to MAIN upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in MAIN’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. MAIN believes presenting non-cash compensation expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to MAIN upon settlement. However, non-cash compensation expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. The Regulatory Debt to NAV Ratio is calculated in the same manner as the Debt to NAV Ratio, except that outstanding SBIC debentures are excluded from the debt pursuant to an exemptive order MAIN received from the SEC. MAIN believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. MAIN believes presenting the Regulatory Debt to NAV Ratio is useful and appropriate supplemental disclosure because MAIN, a business development company, is permitted to exclude such borrowings from its regulatory asset coverage ratio calculation pursuant to an exemptive order received from the SEC. However, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio are non-U.S. GAAP measures and should not be considered as replacements for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio and the Regulatory Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial position.

mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 36 Main Street Capital Corporation Appendix

MAIN Income Statement Summary

($ in 000s, except per share amounts)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25	Q2 25 vs. Q2 24 Change[(1)]
Total Investment Income	$ 132,154	$ 136,824	$ 140,442	$ 137,046	$ 143,973	9%
Expenses:						
Interest Expense	(29,161)	(33,474)	(34,018)	(31,168)	(32,519)	(12)%
G&A Expense[(2)]	(10,707)	(10,377)	(11,086)	(11,046)	(11,959)	(12)%
Distributable Net Investment Income (DNII), Before Taxes[(2)(3)]	92,286	92,973	95,338	94,832	99,495	8%
DNII, Before Taxes Margin %	69.8%	68.0%	67.9%	69.2%	69.1%	(70)bps [(5)]
Taxes:						
Excise, Federal and State Income and Other Tax Expenses	(3,401)	(3,216)	(3,666)	(3,913)	(5,151)	(51)%
DNII[(2)(3)(4)]	88,885	89,757	91,672	90,919	94,344	6%
DNII Margin %	67.3%	65.6%	65.3%	66.3%	65.5%	(180)bps [(5)]
Non-Cash Compensation Expenses[(3)]						
Share-Based Compensation Expense	(4,883)	(4,868)	(4,939)	(4,842)	(5,416)	(11)%
Deferred Compensation Expense	(103)	(509)	(43)	(180)	(745)	NM
Total Non-Cash Compensation Expenses[(3)]	(4,986)	(5,377)	(4,982)	(5,022)	(6,161)	(24)%
Net Investment Income (NII)[(4)]	83,899	84,380	86,690	85,897	88,183	5%
Net Realized Gain (Loss)	3,414	26,382	28,569	(29,545)	52,420	NM
Net Unrealized Appreciation (Depreciation)	23,044	21,738	52,226	63,190	(18,951)	NM
Income Tax Benefit (Provision) on Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(7,669)	(8,493)	6,752	(3,460)	882	NM
Net Increase in Net Assets Resulting From Operations	$ 102,688	$ 124,007	$ 174,237	$ 116,082	$ 122,534	19%
DNII, Before Taxes Per Share[(3)]	$ 1.07	$ 1.06	$ 1.08	$ 1.07	$ 1.11	4%
DNII Per Share[(3)(4)]	$ 1.03	$ 1.03	$ 1.04	$ 1.02	$ 1.06	3%
NII Per Share[(4)]	$ 0.97	$ 0.96	$ 0.98	$ 0.97	$ 0.99	2%

(1) Positive percentage represents an increase and negative percentage represents a decrease to the Net Increase in Net Assets Resulting From Operations
(2) Excludes non-cash compensation expenses
(3) See Non-GAAP Information disclosures on page 35 of this presentation
(4) NII and DNII for 2024 and the first quarter of 2025 have been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within a single disclosure of the total income tax provision; this correction was determined to be immaterial to all prior periods and had no impact on net increases in or net assets resulting from operations (i.e., net income) or the related per share amounts
(5) Change in DNII, Before Taxes Margin and DNII Margin is based upon the basis point difference (increase/(decrease))
NM – Not Measurable / Not Meaningful

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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MAIN ST CAPITAL CORPORATION

MAIN Per Share Change in Net Asset Value (NAV)

($ per share)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25
Beginning NAV	$ 29.54	$ 29.80	$ 30.57	$ 31.65	$ 32.03
Distributable Net Investment Income[1]	1.03	1.03	1.04	1.02	1.06
Non-Cash Compensation Expenses[1]	(0.06)	(0.06)	(0.06)	(0.06)	(0.07)
Net Realized Gain (Loss)	0.04	0.30	0.32	(0.33)	0.59
Net Unrealized Appreciation (Depreciation)	0.27	0.25	0.59	0.71	(0.22)
Income Tax (Provision) Benefit on Net Realized Gain (Loss) and Net Unrealized Appreciation (Depreciation)	(0.09)	(0.10)	0.07	(0.03)	0.01
Net Increase in Net Assets Resulting From Operations	1.19	1.42	1.96	1.31	1.37
Regular Monthly Dividends to Shareholders	(0.72)	(0.735)	(0.735)	(0.75)	(0.75)
Supplemental Dividends to Shareholders	(0.30)	(0.30)	(0.30)	(0.30)	(0.30)
Accretive Impact of Stock Offerings[2]	0.23	0.33	0.08	0.08	0.09
Net Issuance of Restricted Stock	(0.17)	—	—	—	(0.16)
Other[3]	0.03	0.055	0.075	0.04	0.02
Ending NAV	$ 29.80	$ 30.57	$ 31.65	$ 32.03	$ 32.30
Weighted-Average Shares Outstanding	86,194,092	87,459,533	88,406,094	88,711,015	89,258,390

Certain fluctuations in per share amounts are due to rounding differences between quarters.

(1) See Non-GAAP Information disclosures on page 35 and reconciliation of non-cash compensation expenses and DNII per share to NII per share on page 37 of this presentation
(2) Includes accretive impact of shares issued through the At-the-Market (ATM) equity issuance program and the Dividend Reinvestment Plan (DRIP)
(3) Includes differences in weighted-average shares outstanding utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes

Main Street Capital Corporation NYSE: MAIN mainstcapital.com
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MAIN ST CAPITAL CORPORATION

MAIN Balance Sheet Summary

($ in 000s, except per share amounts)	Q2 24	Q3 24	Q4 24	Q1 25	Q2 25
LMM Portfolio Investments	$ 2,439,993	$ 2,468,794	$ 2,502,872	$ 2,610,960	$ 2,668,844
Private Loan Portfolio Investments	1,747,502	1,883,291	1,904,324	1,942,178	1,920,257
Middle Market Portfolio Investments	183,965	178,194	155,329	128,317	108,705
Other Portfolio Investments	179,491	162,405	124,144	134,514	122,664
External Investment Manager	186,560	218,370	246,000	238,170	272,600
Cash and Cash Equivalents	30,472	84,421	78,251	109,180	86,984
Other Assets	189,352	99,302	110,421	110,066	107,712
Total Assets	$ 4,957,335	$ 5,094,777	$ 5,121,341	$ 5,273,385	$ 5,287,766
Credit Facilities[1]	$ 625,000	$ 460,000	$ 384,000	$ 514,000	$ 477,000
SBIC Debentures	280,617	343,122	343,417	343,711	344,005
Notes Payable[2]	1,292,451	1,396,368	1,394,954	1,395,468	1,395,979
Other Liabilities	180,311	203,033	201,132	180,073	186,565
Net Asset Value (NAV)	2,578,956	2,692,254	2,797,838	2,840,133	2,884,217
Total Liabilities and Net Assets	$ 4,957,335	$ 5,094,777	$ 5,121,341	$ 5,273,385	$ 5,287,766
Total Portfolio Fair Value as % of Cost	115 %	115 %	116 %	118 %	117 %
Common Stock Price Data:					
High Close	$ 50.88	$ 52.25	$ 58.58	$ 63.10	$ 59.32
Low Close	46.68	47.05	49.95	54.71	49.15
Quarter End Close	50.49	50.14	58.58	56.56	59.10

(1) The defined term and additional details for the Credit Facilities are included on page 18

(2) Includes $500.0 million of July 2026 Notes, $400.0 million of June 2027 Notes, $350.0 million of March 2029 Notes and $150.0 million of December 2025 Notes

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mainstcapital.comNYSE: MAINMain Street Capital Corporation www.mainstcapital.com Page 40 MAIN Corporate Data Board of Directors Vincent D. Foster Chairman of the Board Main Street Capital Corporation J. Kevin Griffin SVP of Finance UPMC Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson Retired President & CEO CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Dunia A. Shive Board of Directors DallasNews Corporation, Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Retired CFO BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Jesse E. Morris EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais EVP, General Counsel & Secretary Nicholas T. Meserve Managing Director Ryan R. Nelson Chief Financial Officer Ryan H. McHugh Chief Accounting Officer Kristin L. Rininger Chief Compliance Officer & Deputy General Counsel Research Coverage Sean-Paul Adams B. Riley Securities (415) 229-4851 Arren Cyganovich Truist Securities (212) 319-2334 Robert J. Dodd Raymond James (901) 579-4560 Douglas Harter UBS (212) 882-0080 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Mitchel Penn Oppenheimer & Co (212) 667-7136 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent Equiniti Trust Co. Tel: (800) 937-5449 www.equiniti.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Ryan R. Nelson Chief Financial Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Jesse E. Morris, EVP, Chief Operating Officer & Senior Managing Director Jason B. Beauvais, EVP, General Counsel & Secretary Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Chairman of the Board Please visit our website at www.mainstcapital.com for additional information